                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective January 1, 1999, by and between PAULUCCI INTERNATIONAL LTD., INC., a Florida corporation with its principal place of business in Sanford, Florida ("Paulucci International"), and LUIGINO'S, INC., a Minnesota corporation with offices in Duluth, Minnesota and Sanford, Florida ("Luigino's").

     WITNESSETH THAT:

     WHEREAS, Luigino's is engaged in the business of manufacturing, distributing and selling frozen entrees and frozen pizza and snack products;

     WHEREAS, the employees of Paulucci International have for many years been directly involved with the business of manufacturing, distributing and selling frozen foods and frozen snacks; and

     WHEREAS, Luigino's is desirous of obtaining Paulucci International's services in an advisory capacity for a period of seven years following the effective date of this Agreement, and Paulucci International is willing to agree to render consulting services to Luigino's for such five-year period as hereinafter set forth;

     NOW, THEREFORE, it is hereby agreed by the parties hereto as follows:

     1. Consulting Services. Luigino's hereby retains Paulucci International as a consultant and Paulucci International hereby agrees to accept such retainer, upon the terms and conditions hereinafter set forth, for a period of seven years from and after the date of this Agreement. During such seven-year period, Paulucci International shall render services of an advisory or consultive nature, including, without limitation, operational, marketing and financial and tax advice, upon reasonable request by Luigino's and at times mutually agreeable to the parties, so that Luigino's may have the benefit of Paulucci International's business experience and knowledge of the frozen entree and frozen pizza and snack businesses. Paulucci International agrees to make its personnel and services available for advice and counsel to Luigino's upon reasonable request at mutually agreeable times, by telephone, letter or in person; however, Luigino's acknowledges that Paulucci International is engaged in other businesses and has other commitments, and Luigino's agrees to use its best efforts to avoid scheduling conflicts with Paulucci International's other activities.

     2. Compensation for Consulting Services. As compensation for Paulucci International's agreement to render the consulting services provided for under paragraph 1,

Luigino's shall pay to Paulucci International fees in accordance with Schedule A hereto, as the same may be amended from time to time with the mutual consent of the parties hereto.

     3. Reimbursement of Expenses. In addition to the amount referred to in
Section 2, Luigino's agrees to reimburse Paulucci International for any out-of-pocket expenses, including without limitation, travel, entertainment, telephone and miscellaneous expenses, incurred by Paulucci International in the performance of such consulting services, upon presentation by Paulucci International of proper vouchers therefor.

     4. Other Activities. It is understood and agreed by Luigino's that during the seven-year consulting period hereunder, Paulucci International may participate in any other business activity or endeavor so long as such participation does not materially interfere with its duties to Luigino's under this Agreement and Paulucci International agrees to use its best efforts to avoid scheduling conflicts with Luigino's.

     5. Release of Liability. Luigino's understands and agrees that the services of Paulucci International hereunder are of a general advisory nature and that Luigino's is under no obligation whatsoever to follow any advice from Paulucci International. Luigino's hereby forever releases Paulucci International and its officers, directors, shareholders, employees and agents and agrees to hold each of them harmless from and against any damages whatsoever that may occur as a result of advice given to Luigino's by Paulucci International or any of such officers, directors, shareholders, employees and agents or the failure of Paulucci International to advise Luigino's of any matter hereunder.

     6. Termination. After January 1, 2001, this Agreement may be terminated by either party hereto upon ninety (90) days advance written notice, such termination to be effective at the end of such ninety (90) days or such earlier or later date as is agreed to by the parties (the "Termination Date"). If this Agreement is terminated by Luigino's, there shall be payable to Paulucci International on the Termination Date an amount equal to a percentage of the aggregate fees paid or payable to Paulucci International for the twelve (12) month period immediately preceding the Termination Date determined as follows:

     (i) Termination Date on or before December 31, 2002 - 100%

     (ii) Termination Date from January 1, 2003 to December 31, 2003 - 75%

     (iii) Termination Date from January 1, 2004 to December 31, 2004 - 50%

     (iv) Termination Date after December 31, 2004 - 0%

     7. Waiver of Breach. A waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     8. Assignment. The rights and obligations of Luigino's under this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Luigino's. The rights and obligations of Paulucci International under this Agreement are personal to it and may not be assigned by it.

     9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the rendition of services by Paulucci International to Luigino's. This Agreement may be altered or amended only by an instrument in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                         LUIGINO'S, INC.

                                         By     /s/ Jeno F. Paulucci
                                            ---------------------------------
                                         Its     Chairman & CEO
                                            ---------------------------------

                                         PAULUCCI INTERNATIONAL LTD., INC.

                                         By /s/ Jeno F. Paulucci
                                            ---------------------------------
                                         Its          Owner
                                            ---------------------------------

                                   SCHEDULE A
                                       TO
                              CONSULTING AGREEMENT

Date:  January 1, 1999

Amount of Annual Consulting Fee: $3,000,000

                                         LUIGINO'S, INC.

                                         By     /s/ Jeno F. Paulucci
                                            ---------------------------------
                                         Its     Chairman & CEO
                                            ---------------------------------


                                         PAULUCCI INTERNATIONAL LTD., INC.

                                         By /s/ Jeno F. Paulucci
                                            ---------------------------------
                                         Its         Owner
                                            ---------------------------------